Exhibit 10.1

WARRANT EXERCISE AGREEMENT

This Warrant Exercise Agreement (this “Agreement”), dated as of September 23, 2019, is by and between ReShape Lifesciences Inc., a Delaware corporation (the “Company”), and the undersigned holder (each, a “Holder” and, collectively, the “Holders”) of Series B Common Stock Purchase Warrants to purchase shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), at an exercise price of $0.02 per share, with a term of one year following the effectuation of a reverse stock split by the Company (the “Original Warrants”). The Original Warrants were issued pursuant to that certain Securities Purchase Agreement, dated as of June 13, 2019, between the Company the purchasers party thereto (the “SPA”).

WHEREAS, pursuant to the terms of the Original Warrants, the Holder’s Original Warrants are exercisable for that number shares of Common Stock as set forth on the Holder’s signature page hereto next to “Total Issuable Warrant Shares underlying Original Warrants to be exercised” (the “Total Issuable Warrant Shares”);

WHEREAS, the Company has not effected a reverse stock split since the issuance of the Original Warrants;

WHEREAS, the Company and the Holders wish to enter into this Agreement to provide that (i) the Holders shall exercise all of such Original Warrants as set forth herein; (ii) upon exercise of such Original Warrants, the Holder shall receive from the Company (A) the number of shares of Common Stock issuable upon exercise of such Original Warrants, subject to the Beneficial Ownership Limitation set forth in Section 2(e) of the Original Warrant and the Issuable Maximum set forth in Section 2(f) of the Original Warrants (the “Warrant Shares”), and/or (B) prefunded warrants in the form of Exhibit A attached hereto (the “Series F Warrants”), to purchase that number of shares of Common Stock that could not be issued upon exercise of the Original Warrants due to the Beneficial Ownership Limitation and the Issuable Maximum, which warrants shall be exercisable immediately, subject to the Beneficial Ownership Limitation and the Issuable Maximum set forth in the Series F Warrants, at an exercise price of $0.001 per share (subject to adjustment as provided therein) until exercised in full, and (iii) immediately prior to such exercise, in consideration of the Holder’s exercise of such Original Warrants, the Company shall issue the Holder, in addition to the securities to which such exercising Holder is entitled, Series E Warrants in the form of attached hereto as Exhibit B (the “Series E Warrants”);

WHEREAS, the Company and the Holders wish to amend Section 2(f) of the Series A Warrants and Series C Warrants to reflect the execution of this Agreement; and

WHEREAS, the shares of Common Stock underlying the Series E Warrants are referred to herein as the “Series E Warrant Shares,” and the shares of Common Stock underlying the Series F Warrants are referred to herein as the “Series F Warrant Shares,” and the Warrant Shares, the Series E Warrants, the Series E Warrant Shares, the Series F Warrants and the Series F Warrant Shares are collectively referred to herein as the “Securities.”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holder and the Company agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.  Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Original Warrants.

ARTICLE II

EXERCISE OF EXISTING WARRANT

Section 2.1            Exercise of Original Warrants.

(a)           The Company and the Holder hereby agree that the Holder shall immediately exercise the Original Warrants with respect to the number of Total Issuable Warrant Shares set forth on the Holder’s signature page hereto at an exercise price per share equal to $0.02, pursuant to the terms of the Original Warrants (the “Warrant Exercise”). Notwithstanding the foregoing, (i) in the event that the Warrant Exercise would cause the Holder to exceed the Beneficial Ownership Limitation or the Issuable Maximum, the Company shall only issue such number of Warrant Shares to the Holder  that would not cause such Holder to exceed the maximum number of Warrant Shares permitted thereunder, and (ii) to the extent that the Total Issuable Warrant Shares may not be issued pursuant to the Beneficial Ownership Limitation and the Issuable Maximum, the Company shall issue the Holder Series F Warrants to purchase that number of shares of Common Stock equal to the difference between the Total Issuable Warrant Shares and the actual number of Warrant Shares issued to the Holder hereunder. Upon the occurrence of the Warrant Exercise and/or issuance of the Series F Warrants pursuant to this Section 2.1(a), the Original Warrants shall be cancelled and such cancellation shall be reflected accordingly on the Warrant Register.

(b)           The Holder shall execute and deliver the aggregate cash exercise price for such exercise of the Original Warrants (which amount shall be reduced by $0.001 for each Series F Warrant Share underlying any Series F Warrants being issued to the Holder hereunder) to the bank account set forth on the Company’s signature page hereto within two (2) Trading Days after the date of this Agreement, and the Company shall deliver the Warrant Shares and the Series F Warrants, registered in the name of each Holder, pursuant to instructions set forth on the Holder’s signature page hereto. The date of the closing of the exercise of the Original Warrants shall be referred to as the “Closing Date”.

(c)           On the Closing Date, the Company shall issue to the Holder Series E Warrants to purchase such number of Series E Warrant Shares as follows:

A Common Stock purchase warrant exercisable into that number of shares of Common Stock as is equal to 100% of the number of Total Issuable Warrant Shares, with an exercise price equal to $0.05, a term of exercise equal to five (5) years commencing on the Reverse Stock Split Date, in the form attached hereto as Exhibit B.

Section 2.2            Legends; Restricted Securities.

(a)           The Holder understands that the Securities are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and, may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Holder or in connection with a pledge as contemplated in Section 2.2(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and that certain Amended and Restated Registration Rights Agreement, of even date herewith, between the Company and the Holders (the “Registration Rights Agreement” and together with this Agreement, the Series E Warrants, the Series F Warrants, the “Transaction Documents”) and shall have the rights and obligations of a Holder under this Agreement and the Registration Rights Agreement.

(b)           The Holders agree to the imprinting, so long as is required by this Section 2.2, of a legend on any of the Securities in the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

The Company acknowledges and agrees that a Holder may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Holder may transfer pledged or secured

Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Holder’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c)           Certificates evidencing the Warrant Shares, the Series E Warrant Shares and the Series F Warrant Shares shall not contain any legend (including the legend set forth in Section 2.2(b) hereof), (i) while a registration statement covering the resale of such securities is effective under the Securities Act, (ii) following any sale of such Warrant Shares, the Series E Warrant Shares or the Series F Warrant Shares pursuant to Rule 144 (assuming cashless exercise of the Warrants, as applicable), (iii) if such Warrant Shares, the Series E Warrant Shares or the Series F Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants, as applicable), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Holder promptly if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively.  If all or any portion of the Series E Warrants or the Series F Warrants is exercised at a time when there is an effective registration statement to cover the resale of the Series E Warrant Shares or the Series F Warrant Shares, or if such Warrant Shares, the Series E Warrant Shares or the Series F Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144 (assuming cashless exercise of the Warrants, as applicable), or if the Warrant Shares, the Series E Warrant Shares or the Series F Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), then such Warrant Shares, the Series E Warrant Shares or the Series F Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 2.2(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing Warrant Shares, the Series E Warrant Shares or the Series F Warrant Shares, as the case may be, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 2.2(c). Certificates for the securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Shares or Warrants Shares, as the case may be, issued with a restrictive legend. “Effective Date” means the earliest of the date that (a) the initial Registration Statement (as defined in the Registration Rights Agreement) has been declared effective by the Commission, (b) all of the Warrant Shares, Series E Warrant Shares and Series F Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing Date provided that a holder of the Warrant Shares, the Series E Warrant Shares or the Series F Warrant is not an Affiliate of the Company, or (d) all of the Warrant Shares, Series E Warrant Shares and Series F Warrant Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Company counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Warrant Shares, the Series E Warrant Shares or the Series F Warrant Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

(d)           In addition to the Holder’s other available remedies, the Company shall pay to the Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Warrant Shares, the Series E Warrant Shares or the Series F Warrant Shares (based on the VWAP of the Common Stock on the date such securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 2.2(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (A) issue and deliver (or cause to be delivered) to the Holder by the Legend Removal Date a certificate representing the Warrant Shares, the Series E Warrant Shares or the Series F Warrant Shares so delivered to the Company by the Holder that is free from all restrictive and other legends and (B) if after the Legend Removal Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of share of Common Stock that the Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (1) such number of Warrant Shares, the Series E Warrant Shares or the Series F Warrant Shares that the Company was required to deliver to the Holder by the Legend Removal Date multiplied by (2) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Warrant Shares, the Series E Warrant Shares or the Series F

Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(e)           Each Holder, severally and not jointly with the other Holders, agrees with the Company that such Holder will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 2.2 is predicated upon the Company’s reliance upon this understanding.

Section 2.3            Omnibus Amendment to Series A Warrants and Series C Warrants. Section 2(f) of each Series A Warrant and Series C Warrant is hereby amended and restated in its entirety to read as follows:

“f)           Issuance Restrictions.  Until the Reverse Stock Split Date, the Company shall not be required to issue upon exercise of this Warrant a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued (i) upon exercise of this Warrant, (ii) upon exercise of any of the Company’s other outstanding common stock purchase warrants issued pursuant to the Purchase Agreement and the Warrant Exercise Agreement, dated as of September [  ], 2019, by and among the Company and certain warrant holder signatories thereto (the “Exercise Agreement”), and (iii) pursuant to any warrants issued to any registered broker-dealer as a fee in connection with the transactions contemplated by the Purchase Agreement or the Exercise Agreement, would exceed 231,430,682, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date hereof (such number of shares, the “Issuable Maximum”). The Holder, the holders of the Company’s other outstanding warrants issued pursuant to the Purchase Agreement and the holders of the Company’s other outstanding warrants issued pursuant to the Exercise Agreement shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the Holder’s original Subscription Amount plus the aggregate cash exercise price expended by the Holder pursuant to the Exercise Agreement by (y) the aggregate original Subscription Amount of all holders pursuant to the Purchase Agreement plus the aggregate cash exercise price expended by all holders pursuant to the Exercise Agreement. In addition, the Holder may allocate its pro-rata portion of the Issuable Maximum among any of the outstanding warrants issued pursuant to the Purchase Agreement or the Exercise Agreement that are held by the Holder in its sole discretion. Such portion shall be adjusted upward ratably in the event that a holder of the Company’s warrants no longer holds any such warrants and the amount of shares issued to such holder pursuant to its warrants was less than such holder’s pro-rata share of the Issuable Maximum. For avoidance of doubt, until the Reverse Stock Split Date, warrants issued to any registered broker-dealer as a fee in connection with the Purchase Agreement or the Exercise Agreement shall provide that such warrants shall not be allocated any portion of the Issuable Maximum and shall be unexercisable until the Reverse Stock Split Date.”

Section 2.4            Issuance of Press Release. Prior to 9:30 a.m. (New York City time) on the date hereof, the Company shall issue a press release disclosing the material terms of the transactions contemplated hereby and within the time required by the laws file a Current Report on Form 8-K with the Commission, which shall include the Transaction Documents (the “8-K Filing”).  From and after the issuance of the press release, the Company represents to the Holder that it shall not be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees or agents that is not disclosed in press release. In addition, effective upon the issuance of the press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1            Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to the Holder that as of the date of its execution of this Agreement:

(a)           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its shareholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Organization. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.

(c)           [Reserved].

(d)           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(e)           Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or any of its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Holder regarding the Company and its subsidiaries, their respective businesses and the transactions contemplated hereby, including but not limited to the disclosure set forth in the SEC Reports, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As used herein, “SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, including all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein.

(f)            Issuance of Securities.  The issuance of the Series E Warrants and the Series F Warrants is duly authorized and, upon issuance in accordance with the terms of this Agreement, the Series E Warrants and the Series F Warrants shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof.  As of the date hereof, a number of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds the maximum number of Series E Warrant Shares and Series F Warrant Shares issuable upon exercise of the such warrants.  Upon exercise of the Series E Warrant in accordance with the terms of the Series E Warrant, the Series E Warrant Shares when issued will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Upon exercise of the Series F Warrant in accordance with the terms of the Series F Warrant, the Series F Warrant Shares when issued will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 3.2 of this Agreement, the offer and issuance by the Company of the Series E Warrants and the Series F Warrants is exempt from registration under the Securities Act.

(g)           No General Solicitation.  Neither the Company, nor any of its subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Series E Warrants and the Series F Warrants.

(h)           No Disqualification Events.  With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Holders a copy of any disclosures provided thereunder, if any.

Section 3.2            Representations and Warranties of the Holder. The Holder hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement:

(a)           Due Authorization. The Holder represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of the Holder, enforceable against it in accordance with its terms.

(b)           No Conflicts. The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Holder’s organizational or charter documents, or (ii) conflict with or result in a violation of any agreement, law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority which would interfere with the ability of the Holder to perform its obligations under this Agreement.

(c)           Access to Information. The Holder acknowledges that it has had the opportunity to review the Transaction Documents and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the exercise of the Original Warrants and issuance of the Series E Warrants  and the Series F Warrants and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Holder acknowledges and agrees that neither H.C. Wainwright & Co., LLC (the “Agent”) nor any Affiliate of the Agent has provided the Holder with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Agent nor any Affiliate of the Agent has made or makes any representation as to the Company or the quality of the Securities, and the Agent and any Affiliate of the Agent may have acquired non-public information with respect to the Company which the Holder agrees need not be provided to it. In connection with the issuance of the Securities to the Holder, neither the Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to the Holder.

(d)           Holder Status. The Holder is an “accredited investor” as defined in Rule 501 under the Securities Act.

ARTICLE IV

MISCELLANEOUS

Section 4.1            More Favorable Agreement. The Company covenants and agrees that it has not entered into a warrant exercise agreement with any other holder of Original Warrants (each, an “Other Holder”) for any material amendments, modifications or exchanges to the terms of such Original Warrants (or settlement or exchange of such Original Warrants for other material consideration) (each a “More Favorable Agreement”), that is more favorable to such Other Holder than those of the Holder pursuant to this Agreement.  If the Company enters into a More Favorable Agreement with terms that are materially different from this Agreement (“material” shall be in the reasonable determination of the Holder), then (i) the Company shall provide written notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement that shall be, without any further action by the Holder or the Company, automatically and retroactively to the date hereof, amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of such more favorable material terms and/or conditions (as the case may be) set forth in such More Favorable Agreement, provided that upon written notice to the Company within five (5) Business Days of such Company’s written notice, the Holder may elect not to accept the benefit of any such amended or modified material term or condition, in which event the material term or condition contained in this Agreement shall continue to apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder.  The provisions of this paragraph shall apply similarly and equally to each More Favorable Agreement.  The Company shall not enter into any More Favorable Agreement that would obligate the Company (after taking into consideration this Section 4.1 to issue to the Holder and the Other Holders, in the aggregate, a number of shares of Common Stock that would exceed 19.9% of the total number of shares of Common Stock issued and outstanding as of the date hereof.  The Company will notify the Holder any time it enters into any agreement with any Other Holder relating to the Warrants and, at the request of the Holder, provide the Holder with such agreement for its review.

Section 4.2                                    Other Warrant Exercise Agreement.  The Company acknowledges and agrees that the obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder under any other agreement related to the exercise of such Original Warrants (“Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement.  Nothing contained in this Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Warrant Exercise Agreement.  The Company and the Holder confirms that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.  The Holder shall be entitled to independently protect and enforce their rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

Section 4.3                                    Participation in Future Financing.

(a)                                 From the date hereof until the date that is the twelve (12) months of the Closing Date, upon any issuance by the Company or any of its subsidiaries of Common Stock, Common Stock Equivalents for cash consideration, Indebtedness (as defined in the SPA) or a combination of units hereof (a “Subsequent Financing”), each Holder shall have the right to participate in up to an amount of the Subsequent Financing equal to 50% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b)                                 At least eight (8) hours prior to the pricing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Notice”), which Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c)                                  Any Holder desiring to participate in such Subsequent Financing must provide written notice to the Company within eight (8) hours of the time the Company provided the Notice that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Holder’s Holder, and representing and warranting that such Holder has such funds ready, willing, and available for investment on the terms set forth in the Notice. If the Company receives no such notice from a Holder by that time, such Holder shall be deemed to have notified the Company that it does not elect to participate.

(d)                                 If after eight (8) hours from the time the Company provided the Notice, notifications by the Holders of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) are, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Notice.

(e)                                  If after eight (8) hours from the time the Company provided the Notice, the Company receives responses to the Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Holder’s original Subscription Amount plus the aggregate cash exercise price expended by the Holder pursuant to this Agreement by (y) the aggregate original Subscription Amount of all Holders pursuant to the SPA plus the aggregate cash exercise price expended by all Holders pursuant to this Agreement.

(f)                                   The Company and each Holder agree that if any Holder elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Holder shall be required to agree to any restrictions on trading as to any of the Securities received hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Holder.

(g)                                  Notwithstanding anything to the contrary in this Section 4.3 and unless otherwise agreed to by such Holder, the Company shall either confirm in writing to such Holder that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Holder will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Holder, such transaction shall be deemed to have been abandoned and such Holder shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its subsidiaries.

(h)                                 Notwithstanding the foregoing, this Section 4.3 shall not apply in respect of an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued under the SPA and this Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.4(a) herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

Section 4.4                                    Subsequent Offering.

(a)                                 From the date hereof until the date that is the nine (9) months of the Closing Date, without the consent of the Purchasers that received at least fifty-one (51%) percent of Common Stock or Common Stock underlying the Securities being issued hereunder, neither the Company nor any subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, or file any registration statement covering the issuance or resale of any shares of Common Stock or Common Stock Equivalents at an effective price per share of Common Stock less than $0.02 (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement).

(b)                                 Notwithstanding the foregoing, clause (a) of this Section 4.4 shall not apply in respect of an Exempt Issuance.

Section 4.3                                    Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made by email to the email address of Holders set forth on Holders’ signature page.

Section 4.4                                    Survival.  All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by any party hereto or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of the Warrant Shares, the Series E Warrants and the Series F Warrants. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided, however, that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

Section 4.5                                    Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 4.6                                    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 4.7                                    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision in Section 5(e) of the Original Warrants.

Section 4.8                                    Entire Agreement. The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 4.9                                    Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 4.10                             Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Warrant Shares, Series E Warrants or the Series F Warrants.

Section 4.11                             Registration Obligations.  The Company shall prepare and file with the Commission a registration statement pursuant to the Registration Rights Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Warrant Exercise Agreement as of the date first written above.

COMPANY:

RESHAPE LIFESCIENCES INC.

By:
Name:
Title:

Bank Account and Wire Instructions:

[HOLDER SIGNATURE PAGES TO RSLS

WARRANT EXERCISE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Warrant Exercise Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Holder:

Total Issuable Warrant Shares underlying Original Warrants to be exercised:

Aggregate Exercise Price of Original Warrant to be Exercised:	$

Warrant Shares:

Series F Warrant Shares underlying Series F Prefunded Warrants:

Series E Warrant Shares underlying Series E Warrants:

Delivery address of Series E Warrants and the Series F Warrants:

Exhibit A

Form of Series F Warrants

Exhibit B

Form of Series E Warrants